Exhibit 32.2 Certification of the Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 In connection with the quarterly report of Constellium SE (the “Company”) on Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Jack Guo, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: April 30, 2025 By: Name: Jack Guo Title: Senior Vice President and Chief Financial Officer